EXHIBIT 12.

                         HARTFORD LIFE INSURANCE COMPANY

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                                           SIX MONTHS
                                                          ENDED JUNE 30,             FOR THE YEARS ENDED DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------

(IN MILLIONS) (UNAUDITED)                                      2006        2005        2004        2003        2002        2001
------------------------------------------------------------------------------------------------------------------------------------
   EARNINGS                                                  $  411      $1,116      $1,012      $  794      $  428      $  696

ADD:

FIXED CHARGES

   Interest expense                                              --          --          --          --          --          --

   Interest factor attributable to rentals                        2           5           6           6           7           6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                                               2           5           6           6           7           6
------------------------------------------------------------------------------------------------------------------------------------
   Interest credited to contractholders                         834       1,679       1,658       1,055         974         939
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES INCLUDING INTEREST
CREDITED TO CONTRACTHOLDERS                                     836       1,684       1,664       1,061         981         945

------------------------------------------------------------------------------------------------------------------------------------
EARNINGS, AS DEFINED                                            413       1,121       1,018         800         435         702
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS, AS DEFINED, INCLUDING INTEREST
CREDITED TO CONTRACTHOLDERS                                   1,247       2,800       2,676       1,855       1,409       1,641

------------------------------------------------------------------------------------------------------------------------------------
FIXED CHARGES

   Fixed charges above                                            2           5           6           6           7           6

   Dividends on subsidiary preferred stock                       --          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES AND PREFERRED DIVIDEND                        2           5           6           6           7           6
REQUIREMENTS
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES, INTEREST CREDITED TO
CONTRACTHOLDERS  AND PREFERRED DIVIDEND                         836       1,684       1,664       1,061         981         945
REQUIREMENTS
------------------------------------------------------------------------------------------------------------------------------------
RATIOS
------------------------------------------------------------------------------------------------------------------------------------
   Earnings, as defined, to total fixed charges               206.5       224.2       169.7       133.3        62.1       117.0
------------------------------------------------------------------------------------------------------------------------------------
   Earnings, as defined, to total fixed
      charges and preferred dividend                          206.5       224.2       169.7       133.3        62.1       117.0
      requirements
------------------------------------------------------------------------------------------------------------------------------------
   Earnings, as defined, including interest
      credited to contractholders, to total
      fixed charges including interest                          1.5         1.7         1.6         1.7         1.4         1.7
      credited to contractholders
------------------------------------------------------------------------------------------------------------------------------------
   Earnings, as defined, including interest
      credited to contractholders, to total
      fixed charges including interest
      credited to contractholders and                           1.5         1.7         1.6         1.7         1.4         1.7
      preferred dividend requirements
------------------------------------------------------------------------------------------------------------------------------------